                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Ambac Assurance Corporation:

We consent to the incorporation by reference in the registration statement (No.
333-116432) of Lehman ABS Corporation (the "Registrant"), and in the Prospectus
Supplement of the Registrant relating to GreenPoint Mortgage Funding Trust
2005-HE3 Asset-Backed Notes, Series 2005-HE3 (the "Prospectus Supplement"), via
the Form 8-K of the Registrant dated August 17, 2005 of our report dated March
2, 2005 on the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, which report appears in the
Annual Report on Form 10-K of Ambac Financial Group, Inc., which was filed with the Securities and Exchange Commission on March 15, 2005, and to the reference to our firm under the heading "Experts" in the Prospectus Supplement. Our report refers to changes, in 2003, in Ambac Assurance Corporation's methods of accounting for variable interest entities and stock-based compensation.

New York, New York
August 18, 2005
                                                             /s/ KPMG LLP